The Board of Directors
Centocor, Inc.



We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
February 15, 1996